Exhibit 99.1
Company Press Release

Avid Technology Issues Business Update in Response to Global Impact of COVID-19
Expects to report record growth in new paid subscriptions in first quarter, resulting in improving subscription and maintenance revenue
Revises first quarter guidance and withdraws full-year 2020 guidance given the impact of COVID-19 on the business environment
Company believes it maintains sufficient near-term liquidity with approximately $81 million in cash and cash equivalents at March 31, 2020
Company to report first quarter 2020 results on May 7, 2020

BURLINGTON, Mass., April 7, 2020 - Avid® (Nasdaq: AVID) today issued a business update in response to the coronavirus (COVID-19) pandemic. The Company is still completing its review of its first quarter results, which it will report on May 7, 2020. Based on a preliminary review of results for the quarter, the Company expects that its subscription business will experience a record growth quarter in terms of net new cloud-enabled software subscriptions. However, the intensifying COVID-19 crisis during the second half of March negatively impacted product shipments during the first quarter. For the first quarter of 2020, the Company now expects its subscription and maintenance revenue will be between $44.5 million and $46.0 million, slightly above the prior guidance issued on March 7, 2020; its total revenue will be approximately 13% - 15% below the mid-point of the prior guidance; its Adjusted EBITDA will be adversely impacted by the reduced revenue and is expected to be positive, but significantly below the prior guidance, and Free Cash Flow is expected to be approximately negative $7 million due to slower collections and reduced billings in the second half of March. Given the uncertainty about how the COVID-19 situation will continue to unfold and its duration, the Company is also withdrawing its full-year 2020 guidance. The Company will share additional information with the release of its full first quarter 2020 results on May 7, 2020.
The COVID-19 situation rapidly evolved and intensified following the Company’s Q4 2019 earnings report on March 7, 2020. During the first quarter, the recurring portions of the Company’s business performed ahead of expectations with record subscription license counts, while maintenance and the contribution from long-term agreements with customers remained relatively stable. Avid’s customers include many leading television broadcast networks and station groups across the globe, and Avid solutions are relied upon by these customers to deliver news and other essential programming. However, the non-recurring portions of the Company’s business depend significantly on sales activity during the last few weeks of the quarter. The postponement or cancellation of many music festivals and major sporting events, and the suspension of many film and television productions, particularly during the second half of March, negatively impacted the Company’s product sales. In addition, the travel restrictions put in place in many areas across the globe during March negatively impacted professional services revenue in the first quarter as the Company’s ability to deliver certain professional services and to complete certain milestones at the end of the quarter was affected. In the first quarter, the Company did not experience any material production issues related to its supply chain. However, the Company was recently notified by its contract manufacturing partners of an order by the Mexican government related to COVID-19 that restricts the partners’ ability to produce new products for the Company through the end of

April. These partners manufacture the Company’s storage and audio/video console products. The Company believes it has positioned sufficient finished goods inventory as well as service spares to support the expected demand through the end of the second quarter, assuming no significant extension of the order by the Mexican government.
The Company is undertaking what it believes to be appropriate measures to safeguard its employees and workplaces, as well as to ensure its business continuity and customer support. In these trying times, Avid is committed to supporting its customers and keeping their operations running, enabling its employees to work and collaborate remotely, and working to maintain the highest levels of service as well as to be proactive in its efforts to mitigate and minimize any potential disruptions for its customers.
In spite of the unanticipated challenges caused by the pandemic, Avid’s management believes the Company’s long-term strategy has improved its ability to respond to the COVID 19 situation. Importantly, the Company’s shift towards Recurring Revenue-based business, its robust product innovation strategy to help customers move to secure cloud based offerings that can be accessed remotely, and its continued focus on improving its cost structure have all been instrumental in mitigating the impact of the COVID-19 situation on the Company.
Other preliminary first quarter results include:

•	Record growth in cloud-enabled software subscriptions of approximately 30,000 in the first quarter, raising the total number to approximately 218,000 at March 31, 2020.

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During the first quarter, Avid signed a new, significant multi-million dollar cloud services agreement with a major media company to enable the customer to globally deploy cloud-based business continuity solutions to ensure productions can continue with remote workers, including those working-from-home, which will be delivered beginning in the second quarter of 2020.

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Avid continues to aggressively reduce its operating expenses and capital expenditures to offset the decline in revenues for products and professional services. Additionally, the Company expects to realize an unplanned savings of approximately $3 million in the first half of 2020, resulting from its cancellation of major trade show appearances.

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Avid had cash and cash equivalents of approximately $81 million at March 31, 2020. During the first quarter, the Company drew $22 million on its existing revolving credit facility out of an abundance of caution given the volatility in the markets. Avid believes it continues to operate with sufficient near-term liquidity and maintains ample cushion on its financial covenants.

“As the impacts of COVID-19 evolved rapidly and became highly visible across the global economy, generally, and the media business, specifically, during March, we saw an impact on our business during the second half of March, which typically contributes meaningfully to our quarterly results,” said Jeff Rosica, Chief Executive Officer and President of Avid. “Our strong quarterly growth in subscriptions is accelerating our transition towards more Recurring Revenue, which was 62% of our revenue during 2019, and is helping to provide some stability during the COVID-19 event.”
Mr. Rosica continued, “Avid serves the highly resilient and innovative media industry and we have been working in very close consultation with many of our customers to support their respective business continuity efforts. Avid has provided over 88,000 free 90-day additional licenses for our creative software tools to help many of our enterprise customers keep their operations producing content while their employees are temporarily working from home. In addition, we have enabled unique remote workflows utilizing advanced cloud-based solutions to help many of these same customers protect and expand their media workflows during the COVID-19 crisis. We’re very encouraged by the speed at which the industry has responded to the situation and is embracing the cloud-based solutions that Avid provides.”

Ken Gayron, Executive Vice President and Chief Financial Officer of Avid, said, “Given the headwinds that we have been experiencing in our non-recurring revenue since the middle of March, we are taking what we think are appropriate measures to aggressively reduce our cost structure to manage profitability and cash flow through this situation. With approximately $81 million in cash at March 31, we believe we have sufficient near-term liquidity to manage through the COVID-19 impact.”
Conference Call to Discuss First Quarter 2020 Results on May 7, 2020
Avid will host a conference call to discuss its financial results for the first quarter of 2020 on Thursday, May 7, 2020 at 5:00 p.m. ET. The call will be open to the public and can be accessed by dialing +1 323-994-2131 and referencing confirmation code 107655. You may also access the presentation slides and listen to the call on the Avid Investor Relations website. To listen via the website, go to the events tab at ir.avid.com for complete details prior to the start of the conference call. A replay of the call will also be available for a limited time on the Avid Investor Relations website shortly after the completion of the call.
Non-GAAP Financial Measures and Operational Metrics
Avid includes non-GAAP financial measures in this press release, including Adjusted EBITDA and Free Cash Flow. The Company defines Adjusted EBITDA as GAAP operating income excluding restructuring costs, stock-based compensation, amortization of intangible assets as well as other unusual items such as costs related to the restatement, M&A related activity, and efficiency programs, and depreciation expense. The Company defines Free Cash Flow as GAAP operating cash flow less capital expenditures. The Company also includes the operational metrics of Cloud based software subscriptions and Recurring Revenue in this release. Recurring Revenue is defined as the sum, without duplication, of subscription revenue, maintenance revenue, and revenue under our long-term contractual agreements. Cloud-enabled software subscriptions as of a given date represent the number of paid subscription licenses under an active contract as of that date, excluding any licenses that may be receiving service under an active contract but that are not paid for at that time by the customer, whether due to a promotion, cancellation or otherwise. Avid believes the non-GAAP financial measures and operational metrics provided in this release provide helpful information to investors with respect to evaluating the Company’s performance. Unless noted, all financial and operating information is reported based on actual exchange rates.
Forward-Looking Statements
Certain information provided in this press release includes forward-looking statements within the meaning of the federal securities laws. Examples of forward-looking statements include statements regarding our future financial performance or position, results of operations, business strategy, plans and objectives of management for future operations, and other statements that are not historical fact. You can identify forward-looking statements by their use of forward-looking words such as “may”, “will”, “anticipate”, “expect”, “believe”, “estimate”, “intend”, “plan”, “should”, “seek”, or other comparable terms.
Readers of this press release should understand that these forward-looking statements are not guarantees of performance or results. Forward-looking statements provide our current expectations and beliefs concerning future events and are subject to risks, uncertainties, and factors relating to our business and operations, all of which are difficult to predict and could cause our actual results to differ materially from the expectations expressed in or implied by such forward-looking statements.
These risks, uncertainties, and factors include, but are not limited to: our liquidity; our ability to execute our strategic plan including our cost saving strategies, and to meet customer needs; our ability to retain and hire key personnel; our ability to produce innovative products in response to changing market demand, particularly in the media industry; our ability to successfully accomplish our product development plans; competitive factors; history of losses; fluctuations in our revenue based on, among other things, our performance and risks in particular geographies or markets; our higher indebtedness and ability to service it and meet the obligations thereunder; restrictions in our credit facilities; our move to a subscription model and related effect on our revenues and ability to predict future revenues; fluctuations in subscription and maintenance renewal rates; elongated sales cycles; fluctuations in foreign currency exchange rates; seasonal factors; adverse changes in economic conditions; variances in our revenue backlog and the realization thereof; risks related to the impact of the recent coronavirus (COVID-19) outbreak on our business, suppliers, consumers, customers and employees; risks related to the availability and prices of raw materials, including any negative effects caused by inflation, weather conditions, or health pandemics; disruptions or inefficiencies in our supply chain and/or operations, including from the COVID-19 outbreak; the costs, disruption, and diversion of management's attention due to the COVID-19 outbreak; the possibility of legal proceedings adverse to our Company; and other risks described in our reports filed from time to time with the U.S. Securities and Exchange Commission. Moreover, the business may be adversely affected by future legislative, regulatory or other changes, including tax law changes, as well as other economic, business and/or competitive factors. The risks included above are not exhaustive. We caution readers not to place undue reliance on any forward-looking statements included in this press release which speak only as to the date of this press release. We undertake no responsibility to update or revise any forward-looking statements, except as required by law.
About Avid
Avid delivers the most open and efficient media platform, connecting content creation with collaboration, asset protection, distribution, and consumption. Avid’s preeminent customer community uses Avid’s comprehensive tools and workflow solutions to create, distribute and monetize the most watched, loved and listened to media in the world-from prestigious and award-winning feature films to popular television shows, news programs and televised sporting events, and celebrated music recordings and live concerts. With the most flexible deployment and pricing options, Avid’s industry-leading solutions include Media Composer®, Pro Tools®, Avid NEXIS®, MediaCentral®, iNEWS®, AirSpeed®, Sibelius®, Avid VENUE™, Avid FastServe®™, Maestro™, and PlayMaker™. For more information about Avid solutions and services, visit www.avid.com, connect with Avid on Facebook, Instagram, Twitter, YouTube, LinkedIn, or subscribe to Avid Blogs.

© 2020 Avid Technology, Inc. All rights reserved. Avid, the Avid logo, Avid NEXIS, Avid FastServe, AirSpeed, iNews, Maestro, MediaCentral, Media Composer, NewsCutter, PlayMaker, Pro Tools, Avid VENUE, and Sibelius are trademarks or registered trademarks of Avid Technology, Inc. or its subsidiaries in the United States and/or other countries. All other trademarks are the property of their respective owners. Product features, specifications, system requirements and availability are subject to change without notice.

Contacts
Investor contact:                PR contact:
Whit Rappole                    Jim Sheehan
Avid                        Avid
ir@avid.com                    jim.sheehan@avid.com
(978) 275-2032                    (978) 640-3152